THE  EMPIRE  DISTRICT  ELECTRIC COMPANY  602  JOPLIN  STREET   JOPLIN,
MISSOURI       64802        417-625-5100       FAX:       417-625-5169
www.empiredistrict.com

                                                         PRESS RELEASE
                                                 For Immediate Release
Contact:
         MEDIA COMMUNICATIONS:          INVESTOR RELATIONS:
               Jay McBee                  Janet S. Watson
  Director of Corporate Communications Secretary - Treasurer
        417 625-5100, Ext. 2369       417 625-5100, Ext. 2223


         Missouri Commission Approves Empire, UtiliCorp Merger

JOPLIN, MO, December 28, 2000 - (NYSE:EDE)  The Empire District
Electric Company received an order today from the Missouri Public
Service Commission approving the proposed merger of Empire and UtiliCorp United Inc.

In the order, the Missouri Public Service Commission rejected the regulatory plan that was filed with the merger proposal. The order states it will become effective on January 7, 2001, which allows all parties involved an opportunity to review the order and to file for a rehearing.

Mr. McKinney, President and CEO of Empire stated that he was pleased with the order approving the merger but disappointed that the regulatory plan was not also approved.

The Empire District Electric Company is an investor-owned utility providing electric service to approximately 145,000 customers in southwest Missouri, southeast Kansas, northeast Oklahoma and northwest Arkansas. The Company also provides monitored security, energy services, fiber optic service and decorative lighting as well as water service in three incorporated communities in Missouri.


Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations, and events or conditions concerning various matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K and Form 10-Q.